EXHIBIT 1
JOINT FILING AGREEMENT
     The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.
SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized representatives as of February 23, 2007.
PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

By:	Palisade Concentrated Holdings, L.L.C., its general partner

By:	/s/ Steven E. Berman

Name: Steven E. Berman
Title: Designated Managing Member

PALISADE CONCENTRATED HOLDINGS, L.L.C.

By:	/s/ Steven E. Berman

Name: Steven E. Berman
Title: Designated Managing Member

PALISADE CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Dennison T. Veru

Name: Dennison T. Veru
Title: Managing Member

/s/ Steven E. Berman

Name: Steven E. Berman

/s/ Dennison T. Veru

Name: Dennison T. Veru

/s/ Dean J. Yimoyines

Name: Dean J. Yimoyines
(Continued on next page)

/s/ Linda Yimoyines

Name:	Linda Yimoyines

/s/ William A. Schwartz, Jr.

Name:	William A. Schwartz, Jr.